Exhibit 99.1

Press Contact:	Investor Contacts:
NetApp	NetApp	NetApp
Jodi Baumann	Tara Dhillon	Billie Fagenstrom
Ph: (408) 822-3974	Ph: (408) 822-6909	Ph: (408) 822-6428
jodi@netapp.com	tara@netapp.com	billief@netapp.com
NETAPP ANNOUNCES RESULTS FOR THIRD
QUARTER OF FISCAL YEAR 2009
SUNNYVALE, Calif. – February 11, 2009 — NetApp (NASDAQ: NTAP) today reported results for the third fiscal quarter of 2009. Including the impact of a $128 million accrual to value a contingency related to a dispute with the General Services Administration (GSA), GAAP revenues for the third fiscal quarter of 2009 totaled $746 million compared to GAAP and Non-GAAP revenues of $884 million for the same period a year ago. Non-GAAP revenues1 for the third fiscal quarter, excluding the impact of the $128 million GSA accrual, totaled $874 million.
     GAAP net loss for the third quarter of fiscal year 2009 was $75 million, or $0.23 per share2 compared to GAAP net income of $102 million, or $0.29 per share for the same period in the prior year. Non-GAAP net income3 for the third fiscal quarter of 2009 was $93 million, or $0.28 per share, compared to non-GAAP net income of $132 million, or $0.37 per share for the same period a year ago.
     GAAP revenues for the first nine months of the current fiscal year totaled $2.5 billion compared to GAAP and non-GAAP revenues of $2.4 billion for the first nine months of the prior year, an increase of 7% year over year. Non-GAAP revenues for the first nine months of the current fiscal year, excluding the impact of the $128 million GSA accrual, totaled $2.7 billion.
     GAAP net income for the first nine months of the current fiscal year totaled $11 million, or $0.03 per share, compared to GAAP net income of $220 million, or $0.60 per share for the first nine months of the prior fiscal year. Non-GAAP net income for the first nine months of the current fiscal year totaled $262 million, or $0.78 per share, compared to non-GAAP net income of $324 million, or $0.89 per share for the first nine months of the prior fiscal year.
     “Business levels softened in January as many customers’ budgets contracted, resulting in lower revenues than we had expected. At the same time, our storage efficiency value proposition resonates in challenging economic times, and we gained a record number of new customers during the quarter,” said Dan Warmenhoven, chairman and CEO. “Operationally, the NetApp team also did a stellar job, decreasing non-GAAP operating expenses by $30 million in one quarter. However, we needed to make further reductions in order to optimize our resource allocation for our strategic growth initiatives. Therefore, we have implemented a restructuring that unfortunately includes the elimination of approximately 6% of our global workforce. While this was a very difficult decision, we believe our actions will best position the company for additional market share gains in the future.”
Outlook
Given the reduced visibility caused by the recent changes in the macroeconomic environment, NetApp will not be providing formal revenue guidance for the fourth quarter of fiscal year 2009.
▪	NetApp estimates non-GAAP gross margins for the fourth quarter of fiscal year 2009 to be approximately 60%.
▪	NetApp estimates non-GAAP operating expenses for the fourth quarter of fiscal year 2009 to increase by about $5 million to $10 million from the third quarter of fiscal year 2009.
▪	NetApp estimates the company will incur approximately $30 million to $35 million in GAAP severance and other charges associated with a business restructuring in the fourth fiscal quarter.
Quarterly Highlights
     In the third quarter of fiscal year 2009, NetApp introduced several new solutions to help customers transform their data center architectures through greater storage efficiency, greater power and space savings, and innovative data management techniques. The company also received industry recognition for its environmental, product, and operational excellence.
     During the quarter, NetApp was ranked number one by FORTUNE magazine on the “100 Best Companies to Work For” list. This is the second year it has achieved a top-10 ranking and the third consecutive year it has been named in the top 15. An egalitarian culture, competitive salaries, unique benefits, and a down-to-earth management style are attributes that have catapulted the company to the number-one spot for 2009. In addition, The Boston Globe named NetApp as one of the Top Places to Work in Massachusetts.
     This quarter, NetApp extended its 50% Virtualization Guarantee4 Program, previously available only for VMware, to Citrix and Microsoft virtual environments. As part of the program, NetApp is offering a guarantee that customers will use 50% less storage with NetApp compared to traditional storage in Citrix XenServer and Microsoft Windows Server Hyper-V virtual environments.
     Also this quarter, NetApp announced the availability of the FAS3160 and V3160, strengthening its current series of midrange storage offerings. Additionally, the company announced availability of SANscreen® 5.0, a new addition to the award-winning SANscreen product suite that provides customers increased storage management capabilities for improved cost savings and data center efficiencies. NetApp also introduced SnapManager® 3.0 for Oracle, providing customers who have Oracle Database environments running on NetApp® enterprise storage systems significant improvements in backup, restore, and cloning capabilities.
     NetApp was also recognized by the following third parties for its environmental, product and operational excellence:
•	Pacific Gas and Electric Company (PG&E) presented NetApp with a rebate of $1.4 million under PG&E’s Non-Residential New Construction Program, which encourages PG&E’s commercial, industrial, high-technology, and agricultural customers to implement energy-efficient building and process design and construction.

•	Citrix Systems, Inc. honored NetApp with the Citrix Ready Solution of the Year award, which recognizes a company that excels in providing application delivery and virtualization solutions that are complementary to Citrix and drive Citrix adoption.
•	Baseline Magazine and Business Technology Management Corporation (BTM) presented NetApp with the Baseline/BTM 500 Award and recognized Marina Levinson, NetApp CIO, for Outstanding Technology Management at NetApp.
Webcast and Conference Call Information
▪	The NetApp quarterly results conference call will be broadcast live on the Internet at http://investors.netapp.com on Wednesday, February 11, 2009, at 2:00 p.m. Pacific Time. This press release and any other information related to the call will also be posted on the Web site at that location.
▪	The conference call will also be available live in a listen-only format at (800) 561-2693 in the United States and (617) 614-3523 outside the United States. The pass code for both numbers is 14751884.
▪	A replay will be available for 72 hours following the completion of the live call by dialing (888) 286-8010 in the United States and (617) 801-6888 outside the United States, using replay code 87373458. The Webcast replay will be posted on our Web site for at least one year.
About NetApp
NetApp creates innovative storage and data management solutions that accelerate business breakthroughs and deliver outstanding cost efficiency. Discover NetApp’s passion for helping companies around the world go further, faster at www.netapp.com.
“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Outlook section relating to our forecasted operating results and metrics for the fourth quarter of fiscal year 2009, our $128 million contingency for resolution of the GSA dispute and statements regarding our future market share. These forward-looking statements involve risks and uncertainties, and actual results could vary. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the material and adverse global economic and market conditions that currently exist and that are expected to persist throughout calendar 2009, the final outcome of our GSA dispute with the federal government, our ability to build nondeferred backlog to levels consistent with our past results and to increase our revenue over the next several quarters; risks associated with the anticipated growth in network storage and content delivery markets; our ability to deliver new product architectures and enterprise service offerings; competition risks, including our ability to design products and services that compete effectively from a price and performance perspective; risks with new product introductions; our reliance on a limited number of suppliers; our ability to accurately forecast demand for our products and successfully manage our relationships with our contract manufacturers; our ability to expand our direct sales operations and reseller distribution channels; our ability to develop, maintain, and strengthen our relationships and product offerings with strategic partners; risks associated with international operations; our ability to successfully acquire and integrate complementary businesses and technologies; foreign currency exchange rate fluctuations; and other important factors as described in NetApp reports and documents filed from time to time with the Securities and Exchange Commission, including the factors described under the sections captioned “Risk Factors” in our most recently submitted 10-K and 10-Q. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

[1]	Non-GAAP revenues excludes the impact of the GSA accrual.

[2]	Earnings per share is calculated using the diluted number of shares for all periods presented except for the third quarter of fiscal 2009, which is calculated using the basic number of shares.

[3]	Non-GAAP results of operations exclude the reserve for the GSA accrual, restructuring charges, amortization of intangible assets, stock-based compensation expenses, asset impairment, acquisition related retention costs, prior acquisition related costs, net gain or loss on investments, and the related effects on income taxes as well as certain discrete GAAP provisions for income tax matters recognized ratably for non-GAAP purposes and the tax effect on sale of investments.

[4]	This guarantee and related program are limited to the terms set forth in the Program Guide and Acknowledgement for 50% Virtualization Guarantee Program. Please visit www.netapp.com/guarantee for more information.
NetApp, the NetApp logo Go further, faster, SANscreen, and SnapManager are trademarks or registered trademarks of NetApp, Inc. in the United States and/or other countries. All other brands or products are trademarks or registered trademarks of their respective holders and should be treated as such.
NetApp Usage of Non-GAAP Financials
The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance. Non-GAAP revenues excludes the impact of the GSA accrual. These non-GAAP results of operations exclude the reserve for the GSA contingency, restructuring charges, amortization of intangible assets, stock-based compensation expenses, asset impairment, acquisition-related retention costs, prior acquisition-related costs, net gain or loss on investments, and the related effects on income taxes as well as certain discrete GAAP provisions for income tax matters recognized ratably for non-GAAP purposes and the tax effect on sale of investments. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.
These non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.
NetApp Use of Corporate Web Site
In accordance with SEC guidance published on August 22, 2008 (Release No. 34-58288), NetApp will begin to disseminate material information about the company through its corporate Web site within the next several fiscal quarters. NetApp intends to designate a separate portion of its corporate Web site for purposes of these disclosures and will include a prominent link on its Web site to allow visitors to locate this material information, which will be routinely updated. The Web site will supplement, rather than replace, NetApp’s current existing channels of information distribution.

NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 23, 2009	April 25, 2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,708,200	$936,479
Short-term investments	871,846	227,911
Accounts receivable, net	344,437	582,110
Inventories	82,159	70,222
Prepaid expenses and other assets	118,365	120,561
Short-term restricted cash	2,281	2,953
Short-term deferred income taxes	153,901	127,197

Total current assets	3,281,189	2,067,433

PROPERTY AND EQUIPMENT, net	705,153	693,792
GOODWILL	680,054	680,054
INTANGIBLE ASSETS, net	51,495	90,075
LONG-TERM INVESTMENTS AND RESTRICTED CASH	80,215	331,105
LONG-TERM DEFERRED INCOME TAXES AND OTHER ASSETS	391,634	208,529

	$5,189,740	$4,070,988

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	122,924	178,233
Accrued compensation and related benefits	185,011	202,929
Other accrued liabilities	159,925	154,331
GSA contingency accrual	128,000	—
Income taxes payable	6,389	6,245
Deferred revenue	960,729	872,364

Total current liabilities	1,562,978	1,414,102

LONG-TERM DEBT AND OTHER OBLIGATIONS	1,430,687	318,658
LONG-TERM DEFERRED REVENUE	668,682	637,889

	3,662,347	2,370,649

STOCKHOLDERS’ EQUITY	1,527,393	1,700,339

	$5,189,740	$4,070,988

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except net income (loss) per share amounts)
(Unaudited)

	Quarter Ended		Nine Months Ended
	January 23, 2009	January 25, 2008	January 23, 2009	January 25, 2008
REVENUES:
Product	$528,198	$608,138	$1,646,489	$1,612,864
Software entitlements and maintenance	156,546	125,568	453,680	350,628
Service	189,599	150,297	554,581	401,944

Total revenues before reserve for GSA contingency	874,343	884,003	2,654,750	2,365,436
Reserve for GSA contingency	(128,000)	—	(128,000)	—

Net revenues	746,343	884,003	2,526,750	2,365,436

COST OF REVENUES:
Cost of product	252,327	256,842	762,437	673,121
Cost of software entitlements and maintenance	2,320	2,560	6,765	6,558
Cost of service	98,480	85,299	301,528	245,253

Total cost of revenues	353,127	344,701	1,070,730	924,932

GROSS MARGIN	393,216	539,302	1,456,020	1,440,504

OPERATING EXPENSES:
Sales and marketing	291,634	279,114	898,786	779,131
Research and development	122,661	111,717	373,509	327,237
General and administrative	51,049	42,787	151,523	123,743
Restructuring charges	18,955	—	18,955	—

Total operating expenses	484,299	433,618	1,442,773	1,230,111

INCOME (LOSS) FROM OPERATIONS	(91,083)	105,684	13,247	210,393

OTHER INCOME (EXPENSES), net:
Interest income	12,799	16,964	45,894	50,295
Interest expense	(7,238)	(3,639)	(19,355)	(6,130)
Gain (loss) on investments, net	(1,691)	(1,005)	(26,926)	12,614
Other income (expenses), net	(1,249)	(619)	(3,717)	443

Total other income (expenses), net	2,621	11,701	(4,104)	57,222

INCOME (LOSS) BEFORE INCOME TAXES	(88,462)	117,385	9,143	267,615

PROVISION (BENEFIT) FOR INCOME TAXES	(13,070)	15,562	(2,318)	47,697

NET INCOME (LOSS)	($75,392)	$101,823	$11,461	$219,918

NET INCOME (LOSS) PER SHARE:
BASIC	$(0.23)	$0.30	$0.03	$0.62

DILUTED	$(0.23)	$0.29	$0.03	$0.60

SHARES USED IN PER SHARE CALCULATION:
BASIC	329,026	344,275	330,067	354,799

DILUTED	329,026	352,780	335,070	365,290

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Quarter Ended		Nine Months Ended
	January 23, 2009	January 25, 2008	January 23, 2009	January 25, 2008
Cash Flows from Operating Activities:
Net income (loss)	$(75,392)	$101,823	$11,461	$219,918
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	37,108	28,905	106,171	83,921
Amortization of intangible assets and patents	7,259	6,743	23,663	20,431
Stock-based compensation	34,430	34,296	98,597	113,077
Net loss (gain) on investments	1,691	1,005	3,674	(12,614)
Impairment on investments	—	—	13,953	—
Asset impairment and other write-off	26,165	—	26,165	—
Net loss on disposal of equipment	1,340	583	2,100	828
Allowance for doubtful accounts	199	107	1,903	355
Deferred income taxes	(30,634)	(39,306)	(71,480)	(79,704)
Deferred rent	26	120	3,037	632
Income tax benefit from stock-based compensation	(4,816)	42,714	40,404	85,356
Excess tax benefit from stock-based compensation	(617)	(31,521)	(34,928)	(47,107)
Changes in assets and liabilities:
Accounts receivable	19,060	(36,124)	230,267	86,509
Inventories	(3,945)	2,519	(11,959)	(5,184)
Prepaid expenses and other assets	20,796	(2,380)	2,668	19,476
Accounts payable	(25,823)	6,312	(42,156)	(33,865)
Accrued compensation and related benefits	24,662	24,862	(6,094)	(5,022)
Other accrued liabilities	13,807	13,759	18,716	4,829
GSA contingency accrual	128,000	—	128,000	—
Income taxes payable	863	2,975	327	(41,014)
Other liabilities	11,966	5,003	11,148	67,747
Deferred revenue	49,855	124,619	137,998	237,016

Net cash provided by operating activities	236,000	287,014	693,635	715,585

Cash Flows from Investing Activities:
Purchases of investments	(227,526)	(489,993)	(711,488)	(929,983)
Redemptions of investments	144,131	511,137	407,774	1,138,701
Partial redemptions of Reserve Primary Fund	478,797	—	478,797	—
Reclassification from cash and cash equivalents to short-term investments	—	—	(597,974)	—
Change in restricted cash	(1,126)	43	(444)	(1,400)
Proceeds from sales of marketable securities	—	—	—	18,256
Proceeds from sales of nonmarketable securities	—	898	1,057	898
Purchases of property and equipment	(50,934)	(53,689)	(154,901)	(124,847)
Purchases of nonmarketable securities	—	(200)	(250)	(4,235)
Goodwill adjustment on business acquisition	—	211	—	211

Net cash provided by (used in) investing activities	343,342	(31,593)	(577,429)	97,601

Cash Flows from Financing Activities:
Proceeds from sale of common stock related to employee stock transactions	27,851	34,120	73,417	100,187
Tax withholding payments reimbursed by restricted stock	(1,592)	(649)	(4,183)	(5,851)
Excess tax benefit from stock-based compensation	617	31,521	34,928	47,107
Proceeds from revolving credit facility	—	13,000	—	262,754
Proceeds from issuance of convertible notes	—	—	1,265,000	—
Payment of financing costs	—	—	(26,581)	—
Sale of common stock warrants	—	—	163,059	—
Purchase of note hedge	—	—	(254,898)	—
Repayment of debt	—	(18,980)	—	(56,320)
Repayment of revolving credit facility	(65,349)	(13,000)	(172,600)	(13,000)
Repurchases of common stock	—	(144,278)	(399,982)	(844,251)

Net cash provided by (used in) financing activities	(38,473)	(98,266)	678,160	(509,374)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(3,698)	(6,503)	(22,645)	(16,532)

Net Increase in Cash and Cash Equivalents	537,171	150,652	771,721	287,280
Cash and Cash Equivalents:
Beginning of period	1,171,029	625,707	936,479	489,079

End of period	$1,708,200	$776,359	$1,708,200	$776,359

NETAPP, INC.
SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

	QUARTER ENDED JANUARY 23, 2009
	Reserve for		Stock-based		Acquisition-	Prior		Loss (Gain) on
	GSA	Amortization of	Compensation	Asset	Related	Acquisition-	Restructuring	Investments,
	contingency	Intangible Assets	Expenses	Impairment	Retention Cost	related Costs	Charges	Net	Total

Total revenues	$128,000	—	—	—	—	—	—	—	$128,000
Cost of product revenues	—	6,161	775	—	—	—	—	—	6,936
Cost of service revenues	—	—	2,889	—	—	—	—	—	2,889
Sales and marketing expense	—	1,053	15,787	9,431	—	—	—	—	26,271
Research and development expense	—	—	8,982	—	—	—	—	—	8,982
General and administrative expense	—	—	5,997	—	—	—	—	—	5,997
Restructuring charges	—	—	—	—	—	—	18,955	—	18,955
Loss (gain) on investments, net	—	—	—	—	—	—	—	1,691	1,691

Effect on pre-tax income	$128,000	$7,214	$34,430	$9,431	—	—	$18,955	$1,691	$199,721

	NINE MONTHS ENDED JANUARY 23, 2009
	Reserve for		Stock-based		Acquisition-	Prior		Loss (Gain) on
	GSA	Amortization of	Compensation	Asset	Related	Acquisition-	Restructuring	Investments,
	contingency	Intangible Assets	Expenses	Impairment	Retention Cost	related Costs	Charges	Net	Total

Total revenues	$128,000	—	—	—	—	—	—	—	$128,000
Cost of product revenues	—	19,657	2,347	—	—	—	—	—	$22,004
Cost of service revenues	—	—	8,349	—	—	—	—	—	8,349
Sales and marketing expense	—	3,571	44,978	9,431	—	—	—	—	57,980
Research and development expense	—	—	26,651	—	—	—	—	—	26,651
General and administrative expense	—	—	16,272	—	—	—	—	—	16,272
Restructuring charges	—	—	—	—	—	—	18,955	—	18,955
Loss (gain) on investments, net	—	—	—	—	—	—	—	26,926	26,926

Effect on pre-tax income	$128,000	$23,228	$98,597	$9,431	—	—	$18,955	$26,926	$305,137

	QUARTER ENDED JANUARY 25, 2008
	Reserve for		Stock-based		Acquisition-	Prior		Loss (Gain) on
	GSA	Amortization of	Compensation	Asset	Related	Acquisition-	Restructuring	Investments,
	contingency	Intangible Assets	Expenses	Impairment	Retention Cost	related Costs	Charges	Net	Total

Cost of product revenues	—	5,278	$802	—	—	—	—	—	$6,080
Cost of service revenues	—	—	2,511	—	—	—	—	—	2,511
Sales and marketing expense	—	970	14,802	—	761	—	—	—	16,533
Research and development expense	—	—	10,815	—	—	—	—	—	10,815
General and administrative expense	—	—	5,366	—	—	—	—	—	5,366
Loss (gain) on investments, net	—	—	—	—	—	—	—	1,005	1,005

Effect on pre-tax income	—	$6,248	$34,296	—	$761	—	—	$1,005	$42,310

	NINE MONTHS ENDED JANUARY 25, 2008
	Reserve for		Stock-based		Acquisition-	Prior		Loss (Gain) on
	GSA	Amortization of	Compensation	Asset	Related	Acquisition-	Restructuring	Investments,
	contingency	Intangible Assets	Expenses	Impairment	Retention Cost	related Costs	Charges	Net	Total

Cost of product revenues	—	$15,834	$2,514	—	—	—	—	—	$18,348
Cost of service revenues	—	—	7,788	—	—	—	—	—	7,788
Sales and marketing expense	—	2,911	49,428	—	3,086	—	—	—	55,425
Research and development expense	—	—	36,323	—	—	—	—	—	36,323
General and administrative expense	—	200	17,024	—	—	2,800	—	—	20,024
Loss (gain) on investments, net	—	—	—	—	—	—	—	(12,614)	(12,614)

Effect on pre-tax income	—	$18,945	$113,077	—	$3,086	$2,800	—	($12,614)	$125,294

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except net income per share amounts)
(Unaudited)

	Quarter Ended		Nine Months Ended
	January 23, 2009	January 25, 2008	January 23, 2009	January 25, 2008
SUMMARY RECONCILIATION OF NET INCOME (LOSS)
NET INCOME (LOSS)	($75,392)	$101,823	$11,461	$219,918

Adjustments:
Reserve for GSA contingency	128,000	—	128,000	—
Amortization of intangible assets	7,214	6,248	23,228	18,945
Stock-based compensation expenses	34,430	34,296	98,597	113,077
Asset impairment	9,431	—	9,431	—
Acquisition-related retention cost	—	761	—	3,086
Prior acquisition-related costs	—	—	—	2,800
Restructuring charges	18,955	—	18,955	—
(Gain) loss on investments, net	1,691	1,005	26,926	(12,614)
Tax effect on sale of investments	—	—	—	5,477
Discrete GAAP tax provision items	(3,880)	59	428	(625)
Income tax effect	(26,992)	(12,443)	(55,521)	(25,914)

NON-GAAP NET INCOME (LOSS)	$93,457	$131,749	$261,505	$324,150

NET INCOME (LOSS) PER SHARE	($0.229)	$0.289	$0.034	$0.602

Adjustments:
Reserve for GSA contingency	0.388	—	0.382	—
Amortization of intangible assets	0.022	0.017	0.069	0.052
Stock-based compensation expenses	0.105	0.097	0.294	0.310
Asset impairment	0.029	—	0.028	—
Acquisition-related retention cost	—	0.002	—	0.008
Prior acquisition-related costs	—	—	—	0.008
Restructuring charges	0.058	—	0.057	—
(Gain) loss on investments, net	0.005	0.003	0.080	(0.035)
Tax effect on sale of investments	—	—	—	0.015
Discrete GAAP tax provision items	(0.012)	0.001	0.001	(0.002)
Income tax effect	(0.082)	(0.035)	(0.166)	(0.071)

NON-GAAP NET INCOME (LOSS) PER SHARE	$0.284	$0.374	$0.779	$0.887